Exhibit 99.1

Contact:
Marshall Ames
Investor Relations
Lennar Corporation
(305) 485-2092

FOR IMMEDIATE RELEASE

LENNAR PROVIDES MID-QUARTER UPDATE ON

HURRICANE DELAYS AND OTHER MATTERS

MIAMI, November 4, 2004 — Lennar Corporation (NYSE: LEN and LEN.B), one of the nation’s largest homebuilders, is providing the following information in anticipation of today’s presentation to the investment community at the UBS Building & Building Products CEO Investor Conference.

Although the homebuilding industry has remained strong, during recent months the following have occurred:  significant hurricane activity in Florida affecting both new orders and production, electrical connection and production delays in the Las Vegas market and softer market conditions in Southern California and Las Vegas. As a result of these factors, the Company believes that approximately 600 home deliveries scheduled for the Company’s fourth quarter of 2004 may be delayed into fiscal 2005.

Additionally, the Company remains focused on paring down assets in both its land and joint venture activities, which may improve its results from these activities. At the present time, given that a significant number of deliveries are scheduled to close near the end of fiscal 2004, the Company cannot quantify the combined impact that any of these factors will have on its results for the fourth quarter of 2004.

The Company will broadcast live on its website, www.lennar.com, its presentation at the UBS Building & Building Products CEO Investor Conference, which will be held today at 11:20 a.m. Eastern Time. Interested parties can access the live webcast of the presentation by logging onto www.lennar.com, where there will be an icon to click for the conference. Listeners are encouraged to go to the site at least five minutes before the event to register, and to download and install the necessary software. The webcast will be available for replay on the Company’s website until December 4, 2004 for all those who are unable to listen to the live webcast.

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Lennar Corporation, founded in 1954, is headquartered in Miami, Florida and is one of the nation’s leading builders of quality homes for all generations, building affordable, move-up and retirement homes. Under the Lennar Family of Builders banner, the Company includes the following brand names: Lennar, U.S. Home, Greystone, Village Builders, Renaissance, Orrin Thompson, Lundgren, Winncrest, Patriot, NuHome, Concord, Cambridge, Coleman and Classic American. The Company’s active adult communities are primarily marketed under the Heritage and Greenbriar brand names. Lennar’s Financial Services Division provides mortgage financing, title insurance, closing services and insurance agency services for both buyers of the Company’s homes and others. Its Strategic Technologies Division provides high-speed Internet access, cable television and alarm installation and monitoring services to residents of the Company’s communities and others. Previous press releases may be obtained at www.lennar.com.

Some of the statements contained in this press release are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those which the statements anticipate. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “guidance,” “goal,” “visibility,” or words or phrases of similar meaning in connection with discussion of anticipated or targeted future operating or financial performance. Factors which may affect the Company’s results include, but are not limited to, changes in general economic conditions, unusual weather or similar conditions, the market and prices for homes generally and in areas where the Company has developments, the availability and cost of land suitable for residential development, prices of materials, labor costs, interest rates, consumer confidence, competition, terrorist acts or other acts of war, environmental factors and government regulations affecting the Company’s operations. See the Company’s Annual Report on Form 10-K for the year ended November 30, 2003 for further discussion of these and other risks and uncertainties applicable to the Company’s business.

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